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SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12
THE SEIBELS BRUCE GROUP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THE SEIBELS BRUCE GROUP, INC.
COLUMBIA, SOUTH CAROLINA

NOTICE OF 2003 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 7, 2003

TO THE SHAREHOLDERS OF THE SEIBELS BRUCE GROUP, INC.:

        Notice is hereby given that the 2003 Annual Meeting of Shareholders (the "Meeting") of The Seibels Bruce Group, Inc. the "Company") will be held at the offices of the Company at 1501 Lady Street, Columbia, South Carolina 29201, at 11:00 a.m., on Wednesday, May 7, 2003 for the purpose of considering and acting upon the following:

  1)
  The election of three (3) directors to hold office until the 2006 Annual Meeting of Shareholders or until each director's successor shall be elected and shall qualify; and

  2)
  The transaction of such other business as may properly and lawfully come before the Meeting or any adjournment thereof.

        All of the foregoing is more fully set forth in the Proxy Statement accompanying this Notice.

        The close of business on March 10, 2003 is the record date for purposes of determining shareholders who are entitled to notice of and to vote at the Meeting.

        All shareholders are cordially invited to attend the Meeting in person. If you cannot attend the Meeting, please take the time to promptly sign, date and mail the enclosed proxy in the envelope we have provided. If you attend the Meeting and decide that you want to vote in person, you may revoke your proxy. The Board of Directors recommends that you vote in favor of the nominees for directors and the described proposals to be considered at the Meeting.

                      By Order of the Board of Directors,

                      /s/  MATTHEW P. MCCLURE
                      Matthew P. McClure
                       Corporate Secretary

April 7, 2003

THE SEIBELS BRUCE GROUP, INC.
1501 Lady Street
Columbia, South Carolina 29201

PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 7, 2003

General

        This Proxy Statement is furnished to the holders of common stock, par value $1.00 per share (the "Common Stock"), of The Seibels Bruce Group, Inc. the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be used for voting at the Annual Meeting of Shareholders (the "Meeting") to be held at the time and place and for the purposes specified in the accompanying Notice of Annual Meeting of Shareholders and at any adjournments thereof. It is anticipated that this Proxy Statement will be mailed to shareholders commencing on or about April 7, 2003.

        When the enclosed proxy is properly executed and returned, the shares which it represents will be voted at the Meeting in accordance with the instructions thereon. In the absence of any such instructions, the shares represented thereby will be voted in favor of the nominees for directors. Management does not know of any other matters that may come before the Meeting for consideration by the shareholders. However, a signed proxy card will confer authority on the proxy holders to vote the shares represented thereby in their discretion on any matter that comes before the Meeting.

        Any record shareholder who executes and delivers a proxy may revoke it prior to its use by (i) giving written notice of such revocation to the Company's Corporate Secretary at Post Office Box One, Columbia, South Carolina 29202, the Company's mailing address; or (ii) executing and delivering to the Company's Corporate Secretary (by mail at Post Office Box One, Columbia, South Carolina 29202, or by delivery at 1501 Lady Street, Columbia, South Carolina 29201) a proxy bearing a later date; or (iii) appearing at the Meeting and voting in person.

Annual Report

        The Company's Annual Report for the year ended December 31, 2002 on Form 10-K as filed with the Securities and Exchange Commission, is enclosed with this Proxy Statement. Shareholders may obtain additional copies of the Company's Annual Report on Form 10-K without charge upon written request addressed to Corporate Secretary, The Seibels Bruce Group, Inc., Post Office Box One, Columbia, South Carolina 29202. If the person requesting a copy is not a shareholder of record, the request must include a representation that he or she is a beneficial owner of Common Stock.

Expenses of Solicitation

        The cost of soliciting proxies will be borne by the Company. Officers, directors, employees and agents of the Company may solicit proxies by telephone, facsimile, other electronic means or personal interview, without additional compensation.

Voting

        Only holders of record of issued and outstanding shares of Common Stock, as of March 10, 2003 (the "Record Date"), will be entitled to notice of and to vote at the Meeting. On the Record Date, there were 7,831,655 shares of Common Stock outstanding. Each share outstanding is entitled to one vote on each matter to be considered at the Meeting.

        In accordance with applicable state law and the Company's Restated Articles of Incorporation and Amended and Restated Bylaws, abstentions and "broker non-votes" will be counted for purposes of determining whether a quorum is present. "Broker non-votes" occur when a broker or other nominee holding shares for a beneficial owner does not vote on a proposal because the beneficial owner has not checked the applicable box on the proxy card. With respect to the election of directors, abstentions and "broker non-votes" will not count as either a vote "FOR" or "AGAINST" such proposal.

        If a quorum is present, those three nominees who receive the greatest number of votes cast for the election of directors to hold office until the 2006 Annual Meeting of Shareholders at the Meeting will become directors of the Company at the conclusion of the tabulation of the votes.

        In connection with the election of directors, each shareholder is allowed to cumulate his or her votes and cast as many votes as the number of shares he or she holds multiplied by the number of directors to be elected, the same to be cast for any one candidate or distributed among any two or more candidates. For shares to be voted cumulatively, a shareholder who has the right to cumulate his or her votes shall either (1) give written notice of his or her intention to the Corporate Secretary of the Company not less than 48 hours before the time fixed for the Meeting, which notice must be announced in the Meeting before the voting, or (2) announce his or her intention in the Meeting before the voting for directors commences; and all shareholders entitled to vote at the Meeting shall without further notice be entitled to cumulate their votes.

        Participants in the Company's Dividend Reinvestment and Shareholder Purchase Plan (the "DRSP Plan") who have shares of Common Stock registered in their names and who vote those shares on any matter submitted to the Meeting will have all shares credited to their accounts under the DRSP Plan automatically added to that number and voted in the same manner. If such participants do not vote shares registered in their own names, the shares credited to their account in the DRSP Plan will not be voted. An executed proxy will be deemed to include any DRSP shares and will be voted with respect to those shares credited to the participant's account. If a participant desires to vote DRSP Plan shares in person at the Meeting, a proxy for the shares credited to his or her account will be furnished upon written request received by the Company, at the address set forth on the cover of this Proxy Statement, at least fifteen (15) days prior to the date of the Meeting.

1. Election of Directors

        The primary purpose of the Meeting is to elect three (3) directors to serve until the 2006 Annual Meeting of Shareholders.

        Under the Company's Restated Articles of Incorporation, as amended, and Article 3, Section 2 of the Company's Amended and Restated Bylaws, the Board of Directors is divided into three classes which shall be as nearly equal in number as possible, with the members of each class serving for three year terms or until their successors are elected or qualified. The Company's Board of Directors is comprised of seven directors with three directors continuing in office until the Meeting, two directors continuing in office until the 2004 Annual Meeting of Shareholders and two directors continuing in office until the 2005 Annual Meeting of Shareholders. If the nominees presented for election at the Meeting are elected by the shareholders, the Company will have two directors continuing in office until the 2004 Annual Meeting of Shareholders, two directors continuing in office until the 2005 Annual

Meeting of Shareholders and three directors continuing in office until the 2006 Annual Meeting of Shareholders.

        Pursuant to a Stock Purchase Agreement dated as of January 29, 1996, as amended (the "Powers Purchase Agreement"), between the Company and Charles H. Powers, Walker S. Powers, Rex Huggins and Jane Huggins (collectively, the "Powers Group"), the Powers Group is entitled to designate up to an aggregate total of two (2) persons, who are reasonably acceptable to the Company's Board of Directors, to be included in the slate of nominees recommended by the Board of Directors to the shareholders for election as directors at a shareholders' meeting. The Powers Group has the right to designate two persons to the Board as nominees for election as directors as long as the Powers Group's percentage of ownership of the issued and outstanding common stock of the Company is at least 10%. If the Powers Group percentage of ownership falls to between 5% and 9.9%, then the Powers Group shall have the right to designate one (1) person to the Board as a nominee for election as a director. All of the Powers Group's rights to designate director nominees shall terminate if the Powers Group's aggregate percentage of ownership of issued and outstanding Common Stock shall be less than 5%. In the event that the Powers Group's ownership percentage falls below any of the minimum requirements set forth above, the Powers Group shall use its best efforts to cause its designee(s) then serving as directors to resign. If the Powers Group shall thereafter hold in excess of the minimum requirements, it shall again have the foregoing right to designate director nominees. As of the Record Date, the Powers Group aggregate percentage of ownership was 42.35% of the issued and outstanding Common Stock. The Powers Group has designated Charles H. Powers as one of its nominees for election to the Board of Directors and is entitled to nominate one additional member to the Board of Directors. The Powers Group has not named an additional nominee for the Board of Directors but may do so in the future pursuant to the terms of the Powers Purchase Agreement.

        Pursuant to a Stock Purchase Agreement dated as of March 28, 1996, as amended (the "Avent Purchase Agreement"), between the Company and Fred C. Avent, Frank H. Avent and Pepsico of Florence (collectively, the "Avent Group"), the Avent Group is entitled to designate an aggregate total of one (1) person, who is reasonably acceptable to the Company's Board of Directors, to be included in the slate of nominees recommended by the Board of Directors to the shareholders for election as directors at a shareholders' meeting. The Avent Group has the right to designate one person to the Board as a nominee for election as director as long as the Avent Group's percentage of ownership of the issued and outstanding common stock of the Company is at least 4%. All the Avent Group's rights to designate a director nominee shall terminate if the Avent Group's aggregate percentage of ownership of issued and outstanding Common Stock shall be less than 4%. In the event that the Avent Group's ownership percentage falls below the minimum requirement set forth above, the Avent Group shall use its best efforts to cause its designee then serving as a director to resign. As of the Record Date, the Avent Group's aggregate percentage of ownership was 6.34% of the issued and outstanding Common Stock. The Avent Group has designated Frank H. Avent as its nominee for election to the Board of Directors.

        All nominees for election to the Board of Directors are considered and recommended by a Nominating Committee of the Board of Directors. (See "Committees of the Board of Directors.") The full Board of Directors considers the recommendations of that Committee and recommends the nominees to the shareholders. The Company has no procedure whereby nominations are solicited or accepted from shareholders, but the Nominating Committee will consider nominees whose names and business experience are submitted in writing by shareholders to the Corporate Secretary of the Company.

        The three nominees for election to the Board of Directors are named below. The shares represented by the proxies solicited hereby will be voted in favor of the election of the persons named below unless authorization to do so is withheld in the proxy. If any of the nominees should be unavailable to serve as a director, which contingency is not presently anticipated, it is the intention of the persons named in the proxies to select and cast their votes for the election of such other person or persons as the Board of Directors may designate.

        Although the Board of Directors does not know whether any nominations will be made at the Meeting other than those set forth in this Proxy Statement, if any such nomination is made, or if votes are cast for any candidate other than those nominated by the Board of Directors, the persons authorized to vote shares represented by executed proxies in the form enclosed with this Proxy Statement (if authority to vote for the election of directors or for any particular nominees is not withheld) will have full discretion and authority to vote cumulatively and allocate votes among any or all of the nominees of the Board of Directors in such order as they may determine.

Vote Required and Board Recommendation

        A plurality of votes cast is required to elect directors. The Board of Directors recommends a vote FOR each of the three nominees listed below.

        The following information is set forth with respect to the three (3) nominees for election to be directors at the Meeting.

Name, Age and Principal Employment for Past Five Years	Director Since
Nominees for Election to Hold Office until the 2006 Annual Meeting of Shareholders:
Frank H. Avent, 62, is currently a director of the Company. He is a director, President and General Manager of Pepsi Cola Bottling Company of Florence, South Carolina, a position he has held since 1963. Mr. Avent also serves as a member of the Board of Directors of Atlantic Broadcasting Company, Carolina Canners, Carotex, and Quality Financial Services. Mr. Avent was designated as a nominee for the Board of Directors by the Avent Group.	1997
Charles H. Powers, 76, is currently Chairman of the Board of Directors and Chief Executive Officer of the Company and is the owner and operator of SADISCO, a salvage and disposal company, a position he has held since 1964. He is also a Vice President and Treasurer of Holland Grills, in Apex, North Carolina, and President of PC Inc., in Myrtle Beach, South Carolina. Mr. Powers was designated as a nominee for the Board of Directors by the Powers Group.	1997
George R.P. Walker, Jr., 70, is currently a director of the Company and has been the owner and operator of Middlefield Farm (Hanoverian horse farm), Blythewood, South Carolina, for more than the past five years. George R.P. Walker, Jr. and John P. Seibels are cousins.	1969	(1)

        The following information is set forth with respect to the members of the Board of Directors continuing in office.

Name, Age and Principal Employment for Past Five Years	Director Since
Directors Continuing in Office until the 2004 Annual Meeting of Shareholders:
Claude E. McCain, 78, is currently a director of the Company. He is also Chairman of H.C. McCain Agency, Inc., President of McCain Realty, Inc. and President of Insurance Finance Company, Inc., positions held since 1960.	1995

Kenneth W. Pavia, 60, is currently a director of the Company. He is General Partner of Bolero Investment Group, a position he has held since 1994. He also holds the office of Chairman of FHI, Inc., a securities holding company, and Fiduciary Leasco, Inc., a leasing company, positions held since 1985.	1995
Directors Continuing in Office until the 2005 Annual Meeting of Shareholders:
A. Crawford Clarkson, Jr., 83, is currently a director of the Company. He is a Certified Public Accountant and attorney. Mr. Clarkson served as Commissioner of the South Carolina Tax Commission from 1987 until 1995, of which he was appointed Chairman in 1992. Prior to 1987, he was a senior partner of the CPA firm of Clarkson, Harden & Gantt, which eventually combined with other firms to join Ernst & Young.	1997
John P. Seibels, 61, is currently a director of the Company. Mr. Seibels has been an investor based in Columbia, South Carolina since March 1963. George R.P. Walker, Jr. and John P. Seibels are cousins.	1969	(1)

(1)
Each present director of the Company with an election date prior to October 1978 (when the Company became the parent of the South Carolina Insurance Company ("SCIC"), the Company's principal subsidiary) was formerly a Director of SCIC and the information set forth as to periods prior to 1978 reflects positions with SCIC and the year such Director was first elected to the SCIC Board of Directors.

Committees of The Board of Directors

        The Board of Directors of the Company has six standing committees: Executive, Audit, Compensation, Insurance Operations, Investment and Nominating. Each of these committees is described below.

        The Executive Committee is currently composed of Frank H. Avent, A. Crawford Clarkson, Jr., Claude E. McCain, Kenneth W. Pavia, Charles H. Powers and George R.P. Walker, Jr. The Executive Committee exercises the same powers as the Board of Directors, except as otherwise limited by specific prohibitions in South Carolina statutes. The Executive Committee's function is to act in the place of the Board on any matters which require Board action and occur between meetings of the Board. The Executive Committee did not meet during 2002.

        The Audit Committee is currently composed of John P. Seibels (Chairman), A. Crawford Clarkson, Jr. and Claude E. McCain, none of whom is an officer or employee of the Company. The Audit Committee's functions include recommending independent public accountants to be employed by the Company, reviewing with the independent public accountants their reports and audits, and reporting to the full Board of Directors on their findings. The Audit Committee met ten (10) times during 2002. The report of the Audit Committee is included in this Proxy Statement (see "Report of the Audit Committee").

        The Compensation Committee is currently composed of Kenneth W. Pavia (Chairman), Frank H. Avent and Charles H. Powers. Messrs. Pavia and Avent are not officers or employees of the Company. Mr. Powers was elected Chief Executive Officer on October 3, 2002. For a discussion of certain Compensation Committee interlocks with respect to Mr. Pavia and Mr. Powers, please see "Board of Directors Interlocks and Insider Participation." The Compensation Committee's functions are to recommend to the full Board the remuneration arrangements for the Chief Executive Officer and for members of the Board of Directors, the adoption of compensation plans in which officers and directors are eligible to participate and the granting of stock options or other benefits under such plan. During 2002, the functions of the Compensation Committee were preformed by the Board of Directors. The

Compensation Committee did not meet during 2002. The report of the Board of Directors on executive compensation is included in this Proxy Statement (see "Report of the Board of Directors on Executive Compensation").

        The Insurance Operations Committee is currently composed of Charles H. Powers (Chairman), A. Crawford Clarkson, Jr. and John P. Seibels. The Insurance Operations Committee's functions are to oversee the management of the Company's South Carolina-domiciled insurance subsidiaries insurance operations and to periodically review, evaluate, and to approve reserve philosophy, reserve adequacy and reserve changes, pricing establishment and changes, new products and markets, substantive changes in operations, and internal and regulatory audits. The Insurance Operations Committee was formed on November 27, 2002 and met one (1) time in 2002.

        The Investment Committee is currently composed of George R.P. Walker, Jr. (Chairman), Kenneth W. Pavia and John P. Seibels. The Investment Committee's functions are to advise the Board of Directors and officers of the Company with respect to investment of the Company's assets and to periodically review, evaluate and report on the performance of the investments of the Company and its subsidiaries. The Investment Committee met four (4) times in 2002.

        The Nominating Committee is currently composed of Charles H. Powers (Chairman), Claude E. McCain and George R.P. Walker, Jr. The Nominating Committee's functions include selecting and recommending nominees for election as new, additional, and replacement directors and reviewing the performance of incumbent directors for nomination for re-election. The Nominating Committee did not meet during 2002. However, by action taken by unanimous written consent, the Nominating Committee selected and recommended the nomination of Messrs. Avent, Powers and Walker for election to the Board of Directors at the Meeting.

        The Board of Directors met six (6) times in 2002. In 2002, each of the incumbent directors attended at least 75% of the meetings of the Board and of the Committee(s) of which he was a member held during the period for which he served.

Security Ownership of The Company

        The following table sets forth, as of March 10, 2003, information regarding the beneficial ownership of the Company's Common Stock by the directors of the Company, nominees for election, each Named Executive Officer named in the Summary Compensation Table that appears under "Executive Compensation—Summary Compensation Table," all directors and executive officers as a group and each person known to the Company to own 5% or more of its Common Stock.

Name of Beneficial Owner (and address, with respect to 5% or greater beneficial owners)	Amount and Nature of Beneficial Ownership		Percent of Shares of Common Stock(1)
Frank H. Avent	348,500	(2)	4.45
A. Crawford Clarkson, Jr.	13,750	(3)	0.18
Claude E. McCain	11,266	(4)	0.14
Kenneth W. Pavia	188,750	(5)	2.41
Charles H. Powers, PO Box 6525, Florence, SC 29502	3,005,526	(6)	38.34
John P. Seibels	160,477	(4)(7)	2.05
George R.P. Walker, Jr.	135,464	(4)(8)	1.73
Steven M. Armato	37,738	(9)	0.48
John F. Gibson	91,426	(10)	1.16
Matthew P. McClure	16,803	(11)	0.21
John E. Natili	9,850	(12)	0.13
Gregory L. Spray	11,166		0.14
Directors and Executive Officers as a Group	4,030,716	(13)	50.52
Avent Group, PO Box 3886, Florence, SC 29502	497,250	(14)	6.34
Powers Group, PO Box 6525, Florence, SC 29502	3,321,776	(15)	42.35

(1)
The numbers shown include the shares which are not currently outstanding but which certain shareholders are entitled to acquire or will be entitled to acquire within 60 days.

(2)
Includes 91,000 shares of Common Stock for which Mr. Avent has sole voting power and 250,000 shares of Common Stock beneficially owned (shared voting and disposition power) by Pepsi Cola Bottling Company of Florence, South Carolina ("PepsiCo") as to which he has shared voting power. Mr. Avent has informed the Company that he is the President and General Manager of PepsiCo. Also includes 7,500 shares of Common Stock underlying options. Excludes an aggregate of 30,000 shares of Common Stock owned by Mr. Avent's three daughters, of which shares he holds neither sole nor shares voting or dispositive power and, therefore, disclaims beneficial ownership.

(3)
Includes 6,250 shares of Common Stock underlying options.

(4)
Includes 10,000 shares of Common Stock underlying options.

(5)
Includes 180,000 shares of Common Stock beneficially owned (shared voting and disposition power) by FHI, Inc. of Miami, Florida ("FHI") as to which he has shared voting power. Mr. Pavia has informed the Company that he is the Chairman of FHI. Also includes 8,750 shares of Common Stock underlying options.

(6)
Includes 7,500 shares of Common Stock underlying options. Excludes 62,500 shares of Common stock held by Mr. Powers' daughter and son-in-law, over which shares, he holds neither sole nor shares voting or dispositive power and, therefore, disclaims beneficial ownership.

(7)
Excludes 2,253 shares of Common Stock held by Mr. Seibels' wife, over which shares he holds neither sole nor shared voting or dispositive power and, therefore, disclaims beneficial ownership.

(8)
Includes 125,464 shares of Common Stock which Mr. Walker owns individually or shares voting and dispositive power. Excludes 11,389 shares of Common Stock held by Mr. Walkers' wife, over which shares he holds neither sole nor shared voting or dispositive power and, therefore, disclaims beneficial ownership.

(9)
Includes 37,375 shares of Common Stock underlying certain options. Excludes 10,007 shares of Common Stock held by Mr. Armato's wife, over which shares he holds neither sole nor shared voting or dispositive power and, therefore, disclaims beneficial ownership.

(10)
Includes 39,000 shares of Common Stock underlying certain options.

(11)
Includes 9,780 shares of Common Stock underlying certain options.

(12)
Excludes 500 shares of Common Stock held by Mr. Natili's wife, over which shares he holds neither sole nor shared voting or dispositive power and, therefore, disclaims beneficial ownership.

(13)
Includes 146,155 shares of Common Stock underlying options.

(14)
Includes (i) 341,000 shares of Common Stock which Mr. Frank Avent either owns individually or shares voting and dispositive power, (ii) 148,750 shares of Common Stock which are owned by other members of the Avent Group and (iii) 7,500 shares of Common Stock underlying options.

(15)
Includes (i) 2,998,026 shares of Common Stock and 7,500 shares of Common Stock underlying options which are owned by Mr. Powers, a director of the Company, (ii) 250,000 shares of Common Stock and 3,750 shares of Common Stock underlying options which are owned by the Estate of Walker S. Powers, and (iii) 62,500 shares of Common Stock owned by Rex Huggins and Jane Huggins.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Compensation of Directors

        In 2002, the Company paid quarterly to each director who was not a full-time employee of the Company a retainer fee of $500 per month plus $750 for each meeting of the Board of Directors at which the director was present, and a fee of $500 for each meeting of a Board Committee which such director attended. A fee of $1,000 is paid to a director who serves as a Chairman of a Board Committee for attendance at such meeting. Pursuant to the Company's 1995 Stock Option Plan for Non-Employee Directors, each non-employee director who is in service on June 15 of each year receives an automatic grant of options to purchase 1,250 shares of Common Stock at the market price on the date of such grant. In accordance with this Plan, on June 17, 2002, each non-employee director serving on that date was granted a non-qualified stock option with a right to buy 1,250 shares of Common Stock at an exercise price of $2.50 per share, which was 100% of the fair market value per share of Common Stock on the date the option was granted.

Compensation of Executive Officers

        The following table sets forth, for the years ended December 31, 2002, 2001 and 2000, the cash compensation paid by the Company and its subsidiaries, as well as certain other compensation paid or accrued for those years, to each of the Chief Executive Officer and the four most highly compensated executive officers of the Company and such subsidiaries, other than the Chief Executive Officer, whose compensation was in excess of $100,000 (such persons, together with the Chief Executive Officer, are referred to in this Proxy Statement as the "Named Executive Officers"), in all capacities in which they serve.

SUMMARY COMPENSATION TABLE

Long-Term Compensation
		Annual Compensation			Awards		Payouts
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($)	Securities Underlying Options (#)	LTIP Payouts ($)	All Other Compensation ($)
Charles H. Powers(1) Chief Executive Officer	2002 2001 2000	0 0 0	0 0 0	0 0 0	0 0 0	1,250 1,250 1,250	0 0 0	11,500 9,500 10,000
John E. Natili(2) President and Chief Executive Officer	2002 2001 2000	203,152 208,000 183,285	0 208,000 0	0 0 0	0 0 0	0 0 0	0 0 0	57,808 5,535 4,942	(3)
Gregory L. Spray(4) VP and General Manager, NC Ops	2002 2001 2000	128,615 104,769 0	0 50,000 0	0 0 0	0 0 0	0 0 0	0 0 0	5,579 2,243 0
Steven M. Armato(5) Vice President	2002 2001 2000	126,500 126,500 126,500	0 45,000 0	0 0 0	0 0 0	0 0 0	0 0 0	5,378 3,966 3,966
John F. Gibson(6) President and Chief Operating Officer	2002 2001 2000	120,000 120,000 120,000	0 30,000 0	0 0 0	0 0 0	0 0 0	0 0 0	4,572 3,753 3,753
Matthew P. McClure VP, General Counsel and Corporate Secretary	2002 2001 2000	120,000 114,260 86,827	0 90,000 0	0 0 0	0 0 0	0 0 0	0 0 0	5,721 3,569 2,717

(1)
Elected CEO on October 3, 2002. All Other Compensation consists of director fees.
(2)
Resigned as CEO on October 3, 2002 and as President on October 29, 2002.
(3)
Of this amount, $52,000 represents severance paid to Mr. Natili.
(4)
Officer of Universal Insurance Company.
(5)
Officer of various subsidiaries.
(6)
Officer of America's Flood Services, Inc.

Option Grants

        The following table sets forth information about options granted to the Chief Executive Officer in 2002. The grant described below was pursuant to the Company's 1995 Stock Option Plan for Non-Employee Directors and was made before Charles H. Powers was named Chief Executive Officer of the Company. No other employee was granted stock options.

Options/SAR Grants During the Year Ended December 31, 2002

	Number of Securities Underlying Options/Sars Granted(#)	Percent of Total Options/Sars Granted to Employees			Potential Realizable Value at Assumed Rates of Stock Price Appreciation for Option Term ($)
Name			Exercise or Base Price ($/share)	Expiration Date
					5%(1)	10%(1)
Charles H. Powers	1,250	100%	$2.50	6/17/2012	$1,965	$4,612

Option Exercises and Year-end Holdings

        During the year ended December 31, 2002, no Named Executive Officer exercised stock options. The following table sets forth information with respect to unexercised stock options held by the Named Executive Officers as of December 31, 2002.

Aggregated Option/SAR Exercises During the Year
Ended December 31, 2002 and 2002 Year-End Option/SAR Values

Name	Shares Acquired On Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs at Year-End (#) Exercisable/Unexercisable	Value of Unexercised In-The-Money Options/SARs at Fiscal Year-End Exercisable/Unexercisable(2)
Charles H. Powers	0	N/A	7,500/0	$133/$0
John E. Natili	0	N/A	0/0	$0/$0
Gregory L. Spray	0	N/A	0/0	$0/$0
Steven M. Armato	0	N/A	37,375/0	$0/$0
John F. Gibson	0	N/A	39,000/0	$0/$0
Matthew P. McClure	0	N/A	9,780/0	$0/$0

(1)
The amounts in these columns are the result of calculations based on the assumption that the market price of the Common Stock will appreciate in value from the date of grant to the ten-year option term at rates of 5% and 10% per year. The 5% and 10% annual appreciation assumptions are required by the Securities and Exchange Commission; they are not intended to forecast possible future appreciation, if any, of the Company's stock price.

(2)
In accordance with the rules of the Securities and Exchange Commission, values are calculated by subtracting the exercise price from the fair market value of the underlying Common Stock. For purposes of this table, fair market value is deemed to be $1.20, the average of the high and low Common Stock price reported for NASD Over-the-Counter Bulletin Board transactions on December 31, 2002.

Employment Agreements

        During 2002, there were no employment contracts between any Executive Officer and the Company. Any issue relating to executive compensation is reviewed by the Compensation Committee, which recommends a course of action to the Board of Directors.

Report of The Board of Directors On Executive Compensation

        During 2002, the functions of the Compensation Committee were preformed by the Board of Directors. The Company's Board of Directors establishes the remuneration arrangements for the Chief Executive Officer, President and for members of the Board of Directors, the adoption of compensation plans in which officers and directors are eligible to participate and the granting of stock options or other benefits under such plans. The primary elements of the Company's executive compensation program have historically consisted of a base salary, a bonus opportunity and stock options. Base salaries are determined, and have at times been increased, by evaluating the responsibilities of the position held and the experience of the executive officer. Overall compensation is based on the Board of Directors' assessment of prevailing market compensation levels.

        Base Salary.    Currently, the Chief Executive Officer is not paid a base salary. The President's base salary is determined based on a number of factors including his responsibilities, contribution to the achievement of the Company's business plan goals, demonstrated leadership skills and overall effectiveness and length of service. The base salary is designed to be competitive with those offered in markets in which the Company competes for executive talent. Although these and other factors are considered in setting the base salary, the overall assessment is primarily a subjective one, intended to reflect the level of responsibility and individual performance of the President.

        Bonus Opportunity.    A bonus, if any, is based upon the operations of the Company. No bonuses were paid to the Named Executive Officers based on their performance during 2002.

        Stock Options.    The Board of Directors approves grants of options to employees. The Board of Directors believes stock option grants to employees can promote success by aligning employee financial interests with long-term shareholder value. Stock option grants are based on various subjective factors primarily relating to the responsibilities of the employee, their expected future contributions and prior option grants. On June 17, 2002, Charles H. Powers received a grant of options to purchase 1,250 shares of Common Stock at an exercise price of $2.50 per share, pursuant to the Company's 1995 Stock Option Plan for Non-Employee Directors as a result of Mr. Powers' position as a non-employee director. Mr. Powers was elected Chief Executive officer on October 3, 2002. No other Named Executive Officer was granted stock options during 2002.

        The compensation paid to other executive officers was not determined by the Board of Directors. Currently, compensation for executive officers other than the Chief Executive Officer and President is determined by the Chief Executive Officer and President based on the performance of each individual.

        The foregoing has been provided by the Company's Board of Directors.

    Charles H. Powers (Chairman)
    George R. P. Walker, Jr.
    Frank H. Avent
    A. Crawford Clarkson, Jr.
    Claude E. McCain
    Kenneth W. Pavia
    John P. Seibels

Board of Directors Interlocks and Insider Participation

        The Board of Directors is currently composed of Charles H. Powers (Chairman), George R. P. Walker, Jr., Frank H. Avent, A. Crawford Clarkson, Jr., Claude E. McCain, Kenneth W. Pavia and John P. Seibels.

        On July 31, 1998, the Board of Directors appointed Charles H. Powers, a member of the Compensation Committee, as Chairman of the Board of Directors. By virtue of the Company's By-laws, the Chairman of the Board of Directors was considered an unpaid officer of the Company from July 31, 1998 until February 12, 1999, when the Board of Directors amended the Company's By-laws to remove such officer designation. Mr. Powers was elected Chief Executive Officer on October 3, 2002.

        During the fiscal years ended December 31, 2002 and 2001, the Company paid a total of $116,360 and $242,244 to SADISCO Corporation ("SADISCO"), respectively, for salvage and disposal services. Charles H. Powers is the Company's majority shareholder, a member of the Compensation Committee, the Chairman of the Board of Directors and Chief Executive Officer of the Company and is the owner and operator of SADISCO.

        On March 28, 2002, the Company issued 800,000 shares of $10 par value Adjustable Rate Cumulative Nonvoting Preferred Special Stock (the "Preferred Stock") to Charles H. Powers for an aggregate purchase price of $8 million. The Preferred Stock will pay a dividend equal to the aggregate of the Libor rate plus 3.5% multiplied by the par value of the Preferred Stock. Dividend payments will be made quarterly. The Preferred Stock was issued in a transaction exempt from registration under Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), and Regulation D promulgated under the Securities Act. During the fiscal year ended December 31, 2002, the Company paid a total of $330,239 to the holder of the Preferred Stock.

        On December 21, 2000, SCIC sold certain real estate used as the Company's headquarters to Charles H. Powers. In exchange for the real estate, Mr. Powers paid its appraised value of $4.5 million in cash. The Company entered into a three-year lease with Mr. Powers whereby the Company agreed to pay annual rent in equal monthly installments of $4.5 multiplied by the sum of prime rate calculated on each November 1st of the term of the lease and one percent. During the fiscal years ended December 31, 2002 and 2001, the Company paid a total of $286,000 and $457,500 to Mr. Powers in rent.

        During the fiscal year ended December 31, 2002 and 2001, the Company paid a total of $162,000 and $434,000 to FHI, Inc. ("FHI"), respectively, for services related to the settlement of certain outstanding litigation and other consulting services. Kenneth W. Pavia, a member of the Company's Board of Directors and member of the Board of Director's Compensation Committee, is the owner of FHI.

Report of The Audit Committee

        The Audit Committee of the Company's Board of Directors is comprised of three directors who are not employees of the Company. Members of the Audit Committee are independent under rules of the National Association of Securities Dealers. The names of the members of the Audit Committee as of the date of this Proxy Statement appear at the end of this report.

        The Audit Committee oversees the Company's financial reporting process on behalf of the Company's Board of Directors. The Audit Committee operates pursuant to a written charter adopted by the Board of Directors.

        The Audit Committee discussed with the independent public accountants the overall scope and specific plans for their respective audits, and the adequacy of the Company's internal controls. The Audit Committee reviewed and discussed the Company's audited financial statements with management. Management of the Company has the primary responsibility for the Company's systems of internal controls and the overall financial reporting process. The independent public accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes. However, the members of the

Audit Committee are not practicing certified public accountants, professional auditors or experts in the fields of accounting and auditing and rely, without independent verification, on the information provided to them and on the representations made by management and the independent accountants.

        The Audit Committee discussed with the independent public accountants those matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. The Audit Committee received the written disclosures and the letter from the independent public accountants required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The Audit Committee discussed the independence of the independent accountants.

        There were no non-audit services provided by Johnson Lambert & Co. during 2002.

        Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002, for filing with the Securities and Exchange Commission.

        The foregoing has been provided by the Company's Audit Committee.

  John P. Seibels (Chairman)
  A. Crawford Clarkson, Jr.
  Claude E. McCain

Principal Accounting Firm Fees

        The following table sets forth the aggregate fees billed to the Company for the fiscal year ended December 31, 2002 by the Company's principal accounting firm, Johnson Lambert & Co.:

Audit Fees	$122,272
Financial Information Systems Design and Implementation Fees	$0
All Other Fees	$0

Stock Performance Chart

        The following chart compares the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock during the five years through December 2002 with the cumulative total return on the NASDAQ Stock Market (U.S. companies) Index and the NASDAQ Fire, Marine and Casualty Insurance Stock Index.

Comparison of Five-Year Cumulative Total Returns

Performance Graph for
The Seibels Bruce Group, Inc.

Certain Transactions

        For a description of certain relationships and related transaction, please refer to the caption "Board of Directors Interlocks and Insider Participation."

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers, directors and persons who own more than ten percent of the Company's equity securities to file initial reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Company with all such forms they file. Based solely on the Company's review of the forms it has received and on written representations from certain reporting persons that no such forms were required for them, the Company believes that for the fiscal year ended December 31, 2002, its executive officers, directors and greater than ten percent beneficial owners were in compliance the Section 16(a) filing requirements on a timely basis.

INDEPENDENT AUDITORS

        Johnson Lambert & Co. audited the accounts of the Company and its consolidated entities and performed other services for the year ended December 31, 2002. The Board of Directors has not selected the Company's independent auditors for the year ending December 31, 2003, but intends to do so at it next regularly scheduled meeting set for May 7, 2003. A representative of Johnson Lambert & Co. is expected to be present at the Meeting and will have the opportunity to make a statement, and will be available to answer questions from shareholders.

MULTIPLE STOCKHOLDERS SHARING THE SAME ADDRESS

        To reduce the expenses of delivering duplicate proxy materials, the Company is taking advantage of the SEC's new "householding" rules that permit it to deliver only one set of proxy materials to shareholders who share an address unless otherwise requested. Any record shareholder who shares an address with another record shareholder and has received only one set of proxy materials, may receive a separate copy of these materials without charge upon written request addressed to Corporate Secretary, The Seibels Bruce Group, Inc., Post Office Box One, Columbia, South Carolina 29202.

SHAREHOLDER PROPOSALS

        For a shareholder proposal to be presented at the next annual meeting, it must be received by the Company at its principal executive offices not later than December 9, 2003, in order to be included in the proxy statement and proxy form for the 2004 annual meeting. Any such proposal should be addressed to the Company's Corporate Secretary and delivered to the Company's principal executive offices at 1501 Lady Street, Columbia, South Carolina 29201 or mailed to Post Office Box One, Columbia, South Carolina 29202. Any shareholder proposal to be considered at next year's annual meeting but not included in the Proxy Statement must be submitted in writing by February 23, 2004 or the persons appointed as proxies may exercise their discretionary voting authority if the proposal is considered at the meeting.

OTHER BUSINESS

        There is no reason to believe that any other business will be presented at this Meeting; however, if any other business requiring shareholder action should properly and lawfully come before the Meeting, the proxies will vote on such matters in accordance with their best judgment.

                      Matthew P. McClure
                      Corporate Secretary

[FRONT OF CARD]

THE SEIBELS BRUCE GROUP, INC.
1501 Lady Street
(Post Office Box One)
Columbia, South Carolina 29201(2)

Proxy Solicitation for Common Stock on Behalf of the Board of Directors
of the Company for the 2003 Annual Meeting of Shareholders on May 7, 2003

        The undersigned hereby appoints Michael A. Culbertson and Matthew P. McClure and each or either of them, as proxies, with full power of substitution and resubstitution, to vote all shares of the Common Stock of The Seibels Bruce Group, Inc. which the undersigned is entitled to vote at the 2003 Annual Meeting of Shareholders to be held on May 7, 2003, and at any adjournment thereof, upon the items described in the Notice of Annual Meeting of Shareholders and Proxy Statement mailed to Shareholders on or about April 7, 2003 and upon any other business that may properly come before the 2003 Annual Meeting of Shareholders or any adjournment thereof. The undersigned hereby acknowledges prior receipt of the Notice of Annual Meeting of Shareholders and of the Proxy Statement.

        The shares of common stock represented by this proxy will be voted as directed, or if directions are not indicated, will be voted FOR the election as directors of some or all of the persons listed on this proxy, in the manner described in the Proxy Statement accompanying this Proxy Card. This proxy confers on the proxy holders the power of cumulative voting and the power to vote cumulatively for less than all of the nominees as described in the Proxy Statement. This Proxy is revocable any time prior to its use. The Board of Directors recommends a vote FOR all proposals.

(continued and to be signed on other side)

[REVERSE SIDE OF CARD]

1.	The election of three (3) directors to hold office until the 2006 Annual Meeting of Shareholders.
NOMINEES:
Until 2006 Annual Meeting of Shareholders:
Frank H. Avent
Charles H. Powers
George R.P. Walker, Jr.
	☐	VOTE FOR all nominees listed above; except vote withheld from following nominees (if any).

	☐	VOTE WITHHELD from all nominees.
Signature	Date
Signature	Date

Please complete, date and sign this proxy and return it promptly in the enclosed envelope, whether or not you plan to attend the Annual Meeting on May 7, 2003. If you attend the Annual Meeting, you may vote in person if you wish, even if you have previously returned your proxy.

NOTE: Signature should agree with name on stock, as shown hereon. Officers, fiduciaries, etc., should so indicate. When shares are held in the names of more than one person, each person should sign the proxy.

QuickLinks

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
Comparison of Five-Year Cumulative Total Returns